UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 27, 2008
Date of Report (Date of earliest event reported)
Matria Healthcare, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20619	20-2091331

(Commission File Number)	(IRS Employer Identification No.)

1850 Parkway Place, Marietta, GA	30067

(Address of Principal Executive Offices)	(Zip Code)
                                             770-767-4500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On January 28, 2008, Matria Healthcare, Inc. (“Matria”) and Inverness Medical Innovations, Inc. (“Inverness”) announced that they entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Inverness will acquire all outstanding shares of common stock of Matria for $39.00 per share, payable in cash and shares of Inverness convertible preferred stock. The proposed transaction will take the form of an indirect acquisition through a merger (the “Merger”) of a newly formed, wholly-owned subsidiary of Inverness with and into Matria.
     Under the terms of the Merger Agreement, each issued and outstanding share of Matria common stock (excluding shares owned by Matria or Inverness) will be converted into the right to receive (i) $6.50 in cash and (ii) $32.50 in Inverness convertible preferred stock (convertible at $69.32 into shares of Inverness common stock) or (at the election of Inverness) in cash. Cash will be paid in lieu of fractional shares of preferred stock. A summary of the terms of the Inverness convertible preferred stock to be issued in the transaction are set forth on Exhibit 99.1 hereto. The parties to the Merger Agreement have agreed to prepare and file documents with the Securities and Exchange Commission (see “Additional Information About the Proposed Transaction and Where to Find It” below) and a Certificate of Designations of Series B Convertible Perpetual Preferred Stock of Inverness Medical Innovations, Inc. (the “Certificate of Designations”) with the Secretary of State of the State of Delaware. These documents will contain the complete terms of the Inverness convertible preferred stock.
     The acquisition, which is subject to approval by regulatory authorities and Matria stockholders, is expected to close in the second quarter of 2008.
     A copy of the press release announcing the Merger Agreement is attached hereto as Exhibit 99.2 and incorporated herein. The foregoing description is qualified in its entirety by reference to the full text of the exhibits attached hereto.
Additional Information About the Proposed Transaction and Where to Find it:
     In connection with the proposed transaction, Inverness will file a registration statement on Form S-4 in connection with the proposed transaction, which will include Matria’s proxy statement and Inverness’s prospectus for the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, WHICH WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, IF AND WHEN IT BECOMES AVAILABLE. The proxy statement/prospectus and other documents which are filed by Inverness with the Securities and Exchange Commission (the “SEC”) will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made by Inverness to Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453, Attention: Investor Relations, or by directing a request when such a filing is made by Matria Healthcare, Inc.,1850 Parkway Place, Marietta, GA 30067, Attention: Secretary.
Participants in The Merger
     Matria, its directors and certain of its executive officers, as well as Inverness, its directors and certain of its executive officers, may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Matria and their respective interests in the proposed transactions will be set forth or incorporated by reference in the proxy statement/prospectus that Inverness and Matria will file with the SEC in connection with the proposed transaction. Information about the directors and executive officers of Matria is available in Matria’s proxy statement for its 2007 annual meeting of stockholders, as filed with the SEC on April 30, 2007 and in its annual report on Form 10-K, as filed with the SEC on March 30, 2007. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements reflect the parties’ current views with respect to future events and are based on their respective management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with market and economic conditions; Inverness’ ability to consummate the acquisition, which is subject to approval by the shareholders of Matria and subject to regulatory review; the risk that the Internal Revenue Service may determine that the transaction does not qualify as a reorganization for federal income tax purposes; Inverness’ ability to integrate this and other acquisitions, particularly its health management acquisitions, and to recognize expected benefits; Inverness’ ability to consummate a joint venture for its health management business; Inverness’ ability to compete successfully in the health management sector; Inverness’ ability to continue to successfully develop and manufacture diagnostic testing products and to commercialize products; the risks and uncertainties described in Inverness’ annual report on Form 10-K, as amended, for the year ended December 31, 2006, the risks and uncertainties described in Matria’s annual report on Form 10-K for the year ended December 31, 2006 and other factors identified from time to time in its periodic filings with the Securities and Exchange Commission. Inverness and Matria undertake no obligation to update any forward-looking statements contained herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
     The following exhibits are furnished herewith:
     99.1      Summary of terms of Inverness Series B Convertible Perpetual Preferred Stock
     99.2      Press Release, dated January 28, 2008

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matria Healthcare, Inc.
By:	/s/ Parker H. Petit
Parker H. Petit
Chairman and Chief Executive Officer

Dated: January 28, 2008

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

99.1	Summary of terms of Inverness Series B Convertible Perpetual Preferred Stock

99.2	Press Release, dated January 28, 2008